Exhibit 21.1

Subsidiaries of Ebix, Inc.:

Ebix International LLC
Facts Services, Inc.
Ebix Health Exchange Holdings, Inc.
Ebix Health Administration Exchange, Inc.
Ebix Health Administration Exchange, Inc. - India Branch
P.B. Systems, Inc.
Ebix Consulting, Inc.
Vertex, Inc.
Doctors Exchange, Inc.
Ebix Latin America, LLC
A.D.A.M., Inc.
Agency Solutions.com, LLC (d/b/a HealthConnect Systems)
Ebix BPO Division - San Diego (a/k/a ConfirmNet Corporation)
Ebix International Holdings Limited
Ebix Europe Limited
Ebix (Thailand) Co., Ltd.
EIH Holdings KB
EIH Holdings Sweden AB
Ebix Singapore PTE, Ltd
Ebix FinCorp Exchange Pte Ltd
Ebix E-Learning Ventures Pte LTD
Ebix Smartclass Educational Services Private Limited
Flight Raja Travels Singapore Pte Ltd
via Philippines Travel Corporation
Ebix Travels Private Limited, Philippines Branch
Ebix New Zealand Holdings
Ebix New Zealand
Ebix Asia Holdings, Inc.
PT. Adya Tours - Indonesia
Ebix Software India Private Limited
Ebix Corporate Services Private Limited (f/k/a Premier Ebix Exchange Software Private Ltd.)
Ebix Vayam Technologies Private Limited
Ebix Money Express Pvt Ltd (f/k/a Youfirst Money Express Private Limited)
Ebix Payment Services Private Limited (f/k/a Itz Cash Card Private Limited)
Ebix Travels Pvt Ltd (f/k/a Flight Raja Travels Private Limited)
Ebix Paytech Private Limited (f/k/a Goldman Securities Private Limited)
Ebix Capital Exchange Private Limited
Itzcash Payment Solutions Limited
Ebix Asia Pacific FZ-LLC
Flightraja Travels Middle East FZ - LLC
Ebix Canada Solutions Inc.
Ebix Latin America Technologia e Consultoria LTDA (Ebix LA)
WDEV
Ebix Australia (VIC) PTY Ltd
Ebix Australia PTY Ltd
Fintechnix PTY Limited
EbixExchange Australia Pty Ltd
EBIXCASH WORLD MONEY LIMITED (F/K/A CENTRUMDIRECT LIMITED)
Buyforex India Limited
Krish Ram
Mercury Travels Limited
Leisure Corp Private Limited
Swiss Travel Bureau GmBH
Ebix Technologies Private Limited (f/k/a Indus Software Technologies Private Limited)
Miles Software Solutions Private Limited (Miles India)

Miles Software Solutions Inc., Philipinnes
Miles Software Solutions FZ - LLC
Miles Software Solutions UK Limited
WAAH Taxis Private Limited (AHA Taxis)
Routier Operations Consulting Private Limited
Lawson Travels and Tours (India) Private Limited
Weizmann Forex Limited
Ebixcash Bureau DE Change Limited
Ebixcash Exchange PTE LTD
Marketplace Ebix Technologies Services Pvt Ltd"
BSE Ebix Insurance Broking Pvt Ltd
Ebix Bus Technologies Pvt Ltd